                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                      Landry's Seafood Restaurants, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                 N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(a)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      5)   Total fee paid:

--------------------------------------------------------------------------------

      [ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)   Amount Previously Paid:

--------------------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      3)  Filing Party:

--------------------------------------------------------------------------------
      4)  Date Filed:

--------------------------------------------------------------------------------

               PRELIMINARY PROXY--FOR INFORMATION PURPOSES ONLY.
              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                      [LANDRY'S SEAFOOD RESTAURANTS LOGO]

                                  May  , 2001

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders which will be held on June 5, 2001, at 11:00 a.m., local time, at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas.

   The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of five Directors to serve terms of offices expiring at the 2002 Annual Meeting of Stockholders, and "FOR" the amendment of our charter to change the name of the company to "Landry's Restaurants, Inc." Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

   The Board of Directors and Management look forward to seeing you at the Annual Meeting.


                                         Very truly yours,
                                         /s/ TILMAN J. FERTITTA
                                         Tilman J. Fertitta
                                         Chairman of the Board,
                                         President and Chief Executive Officer


 [Landry's Seafood, Joe's Crab Shack, The Crab House, Willie G's and Rainforest
                                  Cafe Logos]

                       LANDRY'S SEAFOOD RESTAURANTS, INC.
                              1510 West Loop South
                              Houston, Texas 77027

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON June 5, 2001

                                ---------------

   Notice is hereby given that the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc. (the "Company") will be held at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas, on June 5, 2001, at 11:00 a.m., local time, for the following purposes:

  1. To elect five directors to serve a term of office expiring at the 2002 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified;

  2. To amend our Certificate of Incorporation to change our name from "Landry's Seafood Restaurants, Inc." to "Landry's Restaurants, Inc."; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on April 25, 2001, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during regular business hours at the corporate office of the Company at 1510 West Loop South, Houston, Texas 77027, for 10 days prior to the Annual Meeting.

   You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes, even if you cannot attend, and in order that the presence of a quorum may be assured at the Annual Meeting. In the event you decide to attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/ Steven L. Scheinthal
                                       Steven L. Scheinthal, Secretary

DATED: May  , 2001

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                             1510 West Loop South
                             Houston, Texas 77027

                               ----------------

                                PROXY STATEMENT

                               ----------------

   We are mailing this Proxy Statement with the accompanying proxy card and our Annual Report to Stockholders to you on or about May , 2001. The enclosed proxy is solicited by the Board of Directors (the "Board") of Landry's Seafood Restaurants, Inc. (the "Company") in connection with our Annual Meeting of Stockholders to be held on June 5, 2001, and any adjournment of that meeting. The Annual Meeting will be held at 11:00 a.m., local time, at Willie G's Seafood and Steak House, 1605 Post Oak Boulevard, Houston, Texas.

                               ----------------

                       GENERAL INFORMATION ABOUT VOTING

                               ----------------

WHO CAN VOTE?

   If you are a holder of our Common Stock according to our records at the close of business on April 25, 2001 (the "Record Date" for the Annual Meeting), you are entitled to vote at the Annual Meeting. On the Record Date, we had 21,546,252 shares of Common Stock issued and outstanding, exclusive of treasury shares. Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting and can be voted only if the owner of record is present to vote or is represented by proxy.

HOW ARE VOTES COUNTED?

   The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are treated in the same manner as shares present or represented at the Annual Meeting for purposes of determining the existence of a quorum. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter. The broker will indicate this on the proxy card.)

   The total number of votes that are cast "for" a proposal will determine whether the proposal is adopted. Abstentions are counted in determining the total number of votes cast. Broker non-votes are not counted in determining the number of votes cast.

   The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required to elect Directors. In voting for the election of Directors, you may cast your vote in favor or against, but you may not specify an abstention.

   For purposes of amending our certificate of incorporation, we need to receive the votes of a majority of our outstanding shares. Therefore, both abstentions and broker non-votes have the same effect as a vote against the proposal.

WHAT HAPPENS IF I VOTE BY PROXY?

   If you sign, date and return the enclosed proxy card in time for the Annual Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked on the proxy card. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your shares will be voted FOR the matters numbered (1) and (2) on the proxy card. We are not aware of any matter to be considered at the Annual Meeting other than those referred to in this Proxy Statement. If any other business should properly come before the Annual Meeting, the persons named on the proxy card will vote according to their best judgment.

CAN I REVOKE MY PROXY CARD INSTRUCTIONS?

   You may revoke your proxy at any time before it is exercised by returning to us another properly signed proxy card representing your shares and bearing a later date, or by delivering a written revocation letter to Steven L. Scheinthal, Secretary of the Company, or by attending the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Mr. Scheinthal's mailing address is Landry's Seafood Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027.

   Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

WHAT DO I NEED TO DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

   If you are a holder of record of shares of Common Stock and you plan to attend the Annual Meeting, you need only bring a form of personal identification with you in order to be admitted to the Annual Meeting. If you are not a record holder of shares but hold our Common Stock through a bank or broker, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you hold your shares through a broker or bank and want to vote in person at the Annual Meeting, you will need to contact the registered holder of your shares and obtain a proxy in your name from that registered holder.

WHO PAYS THE EXPENSES OF THIS SOLICITATION?

   We bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and proxy card for the Annual Meeting. In addition to such solicitation and solicitation by use of the mails, our employees may solicit proxies by personal interview, by telephone or by other means of communication, without any additional compensation. We will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to the beneficial owners and we will reimburse the record holders for their reasonable expenses in transmitting those materials.

                       PROPOSAL I--ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at five in accordance with our By-laws. As of the date of this Proxy Statement, the Board of Directors consists of five members each of which has consented to stand for re-election. Each nominee will serve until the 2002 Annual Meeting of the Company's stockholders or until his respective successor is duly elected and qualified. A majority of shares present at the Annual Meeting is required to be cast in favor of a nominee for the election of each of the nominees listed below. At the Annual Meeting, the Common Stock represented by proxies, unless otherwise specified, will be voted for the election of the five nominees hereinafter named.

   Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if that situation arises prior to the Annual Meeting, the persons named on the enclosed form of Proxy will vote for a substitute nominee in accordance with their best judgment.

   The following information is set forth with respect to the persons nominated for election as a director.

                  Nominees for Election at the Annual Meeting

                                                                DIRECTOR  TERM
                           NAME                             AGE  SINCE   EXPIRES
                           ----                             --- -------- -------
Tilman J. Fertitta (2)(3)(4)...............................  43   1993    2002
Steven L. Scheinthal (3)...................................  39   1993    2002
Paul S. West (3)...........................................  42   1994    2002
James E. Masucci (1)(2)....................................  68   1993    2002
Joe Max Taylor (1)(2)(4)...................................  68   1993    2002

--------
(1) Member of Audit Committee
(2) Member of Compensation and Stock Option Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee

   Mr. Fertitta has served as President and Chief Executive Officer of the Company since 1987. In 1988, he became the controlling stockholder and assumed full responsibility for all of the Company's operations. Prior to serving as President and Chief Executive Officer of the Company, Mr. Fertitta devoted his full time to the control and operation of a hospitality and development company. Mr. Fertitta serves on the boards of the Houston Livestock Show and Rodeo, Space Center Houston, the Children's Museum of Houston, The Greater Houston Convention and Visitor's Bureau, the Crohn's and Colitis Foundation, the Better Business Bureau of Houston and the Childress Foundation.

   Mr. Scheinthal has served as Vice President of Administration, General Counsel and Secretary to the Company since September 1992. He devotes a substantial amount of time to lease and contract negotiations and is primarily responsible for the Company's compliance with all federal, state and local ordinances. Prior to joining the Company, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented the Company for approximately five years before joining the Company. He has been licensed to practice law in the state of Texas since 1984.

   Mr. West has served as Vice President of Finance and Chief Financial Officer of the Company since June 1993. Prior to joining the Company, Mr. West was a senior manager at Deloitte & Touche and a leader of their Restaurant/Entertainment Advisors Group in Dallas, Texas. He was responsible for numerous restaurant audits and performed the annual restaurant industry operations survey and study on behalf of the National Restaurant Association and many state restaurant associations. Mr. West had been engaged in public accounting and auditing since 1981, and has been a certified public accountant since 1983.

   Mr. Masucci is self-employed as an advertising consultant. From 1956 until June 1996 he was employed by Capital Cities/ABC ("ABC"). His last position with ABC was as President and General Manager of KTRK-TV, an ABC-owned station in Houston, Texas, a position he held from August 1990 to June 1996. Prior to serving as President, Mr. Masucci served in various executive positions with KTRK-TV and has served as Division Vice President and Vice President of the Broadcast Division of ABC.

   Mr. Taylor serves on the Board and Audit Committee of the Transitional Learning Center of Galveston, Texas. He has served as a Director and Executive Committee member of American National Insurance Company, a publicly traded insurance company, for ten years and served on the Board of Directors of Moody Gardens, a hospitality and entertainment complex located in Galveston, Texas. Mr. Taylor recently retired as the chief law enforcement administrator for Galveston County, Texas.

   There were four meetings of the Board of Directors held during 2000. All of the current Board members attended 75% or more of the meetings of the Board and committees of the Board on which they were members.

   The Board of Directors recommends that stockholders vote "FOR" each nominee for the Board of Directors.

                      PROPOSAL II--CORPORATE NAME CHANGE

   Stockholders are being asked to approve an amendment to our Certificate of Incorporation, as amended, that will change the Company's corporate name to "Landry's Restaurants, Inc." from "Landry's Seafood Restaurants, Inc." The Board of Directors believes that due to the acquisition of Rainforest Cafe, Inc., the corporate name "Landry's Restaurants, Inc." better reflects the Company's broader business focus, which includes non-seafood restaurants. If the amendment is approved, the Company will refer to itself officially as Landry's Restaurants, Inc., rather than Landry's Seafood Restaurants, Inc. Our ticker symbol on the New York Stock Exchange ("LNY") will not change.

   To accomplish the name change, the Board of Directors proposes that Article I of the Certificate of Incorporation be amended to read as follows:

     "The name of the corporation is Landry's Restaurants, Inc. (the "Corporation')."

   It will not be necessary for stockholders to surrender their share certificates upon approval of the proposed name change. Rather, when share certificates are presented for transfer, new share certificates bearing the name "Landry's Restaurants, Inc." will be issued.

   If the amendment to the Company's Certificate of Incorporation is approved, the corporate name change will become effective upon our filing of the amendment with the Delaware Secretary of State, which filing will be made promptly after the Annual Meeting.

   The proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Landry's Restaurants, Inc." will be adopted if a majority of the shares entitled to vote at the Annual Meeting vote in favor of the amendment.

   The Board of Directors recommends that stockholders vote "FOR" this proposal.

                              EXECUTIVE OFFICERS

   In addition to Messrs. Fertitta, Scheinthal and West, for whom information has been previously provided above, the following person is an executive officer of the Company:

                 NAME                AGE                POSITION
                 ----                ---                --------
   Richard E. Ervin.................  44 Vice President of Restaurant Operations

   Mr. Ervin has served as Vice President of Restaurant Operations since 1991. Prior to that time, he was the Vice President of Internal Controls and Director of Beverage Operations. He has over 16 years of experience in high volume, multi-unit food and beverage operations. His experience includes new restaurant development and employee training programs.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The Company has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, a Building Committee, and a Stock Option Committee. The Executive Committee has and may exercise all of the authority of the Board of Directors with respect to the management of the Company's business, except with respect to certain specified matters that by law, the Certificate of Incorporation or the By-laws must be approved by the entire Board of Directors. The Executive Committee met nine times during 2000. All actions taken by the Executive Committee were subsequently ratified unanimously by the Board of Directors. As more fully set forth in the Audit Committee Charter attached hereto as Exhibit A, and in the section titled "Audit Committee Matters," below, the Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the Company's independent accountants the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (iii) reviewing with the independent accountants their final report,
(iv) meeting with internal and independent accountants during the year for consulting purposes. The Audit Committee met on two occasions in 2000. See "Audit Committee Matters--Audit Committee Report for the Year Ended December 31, 2000" set forth below. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met on one occasion in 2000. See "Compensation Committee Report on Executive Compensation" set forth below. The Stock Option Committee grants options under the Company's Stock Option Plans and also determines whether additional options should be granted to deserving key employees. The Stock Option Committee met on one occasion in 2000. The Nominating Committee selects appropriate candidates to be recommended to the full Board of Directors and the stockholders for election as directors and, in accordance with the Audit Committee Charter, the Audit Committee members. The Nominating Committee met once during 2000. The Building Committee reviewed the contracts, plans, construction and progress of the Company's new office location. The Building Committee met eight times in 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Company believes, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and Executive Officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company's Common Stock by (a) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (b) each director of the Company, (c) each executive officer named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The address of each of Messrs. Fertitta, Scheinthal, West, Ervin, Masucci, Taylor, and of Hospitality Entertainment, L.L.C. ("Hospitality") is 1510 West Loop South, Houston, Texas 77027.

                                                                  SHARES
                                                               BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                         OWNED
                  ------------------------                   -----------------
                                                              NUMBER   PERCENT
                                                             --------- -------
Tilman J. Fertitta (1)...................................... 6,250,000  27.5%
Steven L. Scheinthal (2)....................................   173,834     *
Paul S. West (2)............................................   192,434     *
James E. Masucci (2)........................................    18,000     *
Joe Max Taylor (2)..........................................    10,000     *
Richard E. Ervin (2)........................................   107,834     *
Hospitality Entertainment, L.L.C............................ 2,090,000   9.7%
Dimensional Fund Advisors Inc. (3).......................... 2,106,014   9.8%
Dalton, Greiner, Hartman, Maher & Co. (3)................... 1,529,660   7.1%
All executive officers and directors as a group (4) (6
 persons)................................................... 6,752,102  29.2%

--------
*  Less than 1%.
(1) Includes 1,150,000 shares subject to options which are exercisable within 60 days of the Record Date and 2,090,000 shares owned of record by Hospitality. Mr. Fertitta has a 90% record ownership interest in Hospitality (his wife owns the remaining 10%) and thus controls Hospitality. Mr. Fertitta is deemed to share voting and dispositive power with Hospitality with respect to such 2,090,000 shares.
(2) Includes 143,334, 143,334, 18,000, 10,000, and 100,834 shares subject to options, respectively for the persons named in the above table, which are exercisable within 60 days of the Record Date.
(3) The information set forth herein has been compiled from filings made with the SEC on Schedules 13-G dated as of February 6 and February 5, 2001 respectively. In each case, the named entity possesses sole or shared beneficial ownership of the shares listed.
(4) Includes 1,565,502 shares subject to options for all officers and directors as a group which are, or will become, exercisable within 60 days of the Record Date.

                            EXECUTIVE COMPENSATION

   The following table sets forth in summary, compensation paid by the Company and its subsidiaries for the year ended December 31, 2000 to executive officers of the Company whose cash compensation exceeded $100,000:


                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                                                 COMPENSATION
                                          ANNUAL COMPENSATION       AWARDS
                                          -------------------- ----------------
                                                                  SECURITIES
                                               SALARY   BONUS     UNDERLYING
       NAME AND PRINCIPAL POSITION        YEAR   ($)   ($)(1)  OPTIONS/SARs (#)
       ---------------------------        ---- ------- ------- ----------------
Tilman J. Fertitta, (2)(3)............... 2000 635,000 500,000     250,000
 President and Chief Executive Officer    1999 585,000 315,000           0
                                          1998 578,142       0     900,000
Steven L. Scheinthal, (2)................ 2000 210,000 185,000      50,000
 Vice President of Administration,
  Secretary                               1999 188,461 115,000           0
 and General Counsel                      1998 182,788       0     200,000
Paul S. West, (2)........................ 2000 200,000 185,000      50,000
 Vice President of Finance and Chief
  Financial Officer                       1999 180,000 115,000           0
                                          1998 177,692       0     200,000
Richard E. Ervin, (2).................... 2000 150,000 125,000      37,500
 Vice President of Restaurant Operations  1999 131,723  75,000           0
                                          1998 117,981       0     125,000

--------
(1) Bonuses were paid in the year after date indicated in table to reflect accomplishments in the year indicated.
(2) These executive officers received personal benefits in addition to salary. However, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive.
(3) Mr. Fertitta received expense reimbursements totaling $68,000 in 2000 and $74,000 in 1999.

   The following table provides details regarding stock options granted in 2000 to executive officers named in the Summary Compensation Table. In addition, in accordance with SEC rules, the hypothetical gains are shown that would exist for the respective options based on assumed rates of annual compounded growth in the stock price of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the options are exercised.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                       POTENTIAL
                                                                  REALIZABLE VALUE AT
                                                                    ASSUMED ANNUAL
                                                                    RATES OF STOCK
                                                                  PRICE APPRECIATION
                                                                      FOR OPTION
                                    INDIVIDUAL GRANTS                 TERM ($)(1)
                         ---------------------------------------- -------------------
                                      % OF
                           NO. OF     TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING  GRANTED
                          OPTIONS    TO ALL   EXERCISE
                         GRANTED IN EMPLOYEES  PRICE   EXPIRATION
          NAME              2000     IN 2000   ($/SH)     DATE       5%        10%
          ----           ---------- --------- -------- ---------- --------- ---------
Tilman J. Fertitta......  250,000     27.7%     7.00     4/7/10   1,100,000 2,790,000
Steven L. Scheinthal....   50,000      5.0%     7.00     4/7/10     220,000   558,000
Paul S. West............   50,000      5.0%     7.00     4/7/10     220,000   558,000
Richard E. Ervin........   37,500      4.0%     7.00     4/7/10     165,000   418,500

--------
(1) Potential gains are net of the exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amount reflected in this table may not necessarily be achieved. Amount shown under the "Potential Realizable Value" column have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), subtracting the exercise price per share, and multiplying the gain per share by the number of shares covered by the option.

   The following table shows the number of shares acquired upon exercise of stock options in 2000, the value realized and the number of shares covered by both exercisable and unexercisable stock options held by executive officers named in the Summary Compensation Table at December 31, 2000. Also reported are the value for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the price of the Common Stock as of December 31, 2000.

               AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                       VALUE OF UNEXERCISED
                          SHARES             NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                         ACQUIRED  VALUE    OPTIONS AT END OF 2000     AT END OF 2000 ($)(1)
                            ON    REALIZED ------------------------- -------------------------
          NAME           EXERCISE   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Tilman J. Fertitta......    --       --      850,000      300,000           --     $735,000
Steven L. Scheinthal....    --       --       66,667      183,333      262,668      672,332
Paul S. West............    --       --       66,667      183,333      262,668      672,332
Richard E. Ervin........    --       --       51,667      120,833      189,568      438,582

--------
(1) The values were determined on the basis of the closing Common Stock price of $9.94 on December 29, 2000 (the last trading day of the year), and equals the aggregate amount by which the market value of the option shares exceeded the exercise price of outstanding options.

                           COMPENSATION OF DIRECTORS

   Directors of the Company who are not executive officers received Director's fees of $26,000 for 2000, plus the expenses incurred by them on behalf of the Company. Non-employee Directors also receive $1,000 for each Audit, Compensation, and Stock Option Committee meeting, as well as other executive committees, they attend. Each current non-employee director has received stock options to acquire shares of Common Stock under the Company's Non-Qualified Formula Stock Option Plan for Non-Employee Directors (the "Non-Employee Director's Plan"). The Non-Employee Director's Plan provides for the granting of non-qualified stock options to non-employee directors of the Company. Pursuant to the Non-Employee Director's Plan, 80,000 shares of Common Stock are reserved for issuance to eligible non-employee directors of the Company or its subsidiaries. The Non-Employee Director's Plan is administered by the President of the Company and requires that the purchase price under each option must not be less than 100% of the fair market value (as defined in the Non-Employee Director's Plan) of the Common Stock at the time of the grant of the option. Full payment for shares purchased upon exercise of an option must be made at the time of exercise and no shares may be issued until full payment is made. Options granted pursuant to the Non-Employee Director's Plan generally vest in five installments beginning no earlier than the first anniversary of the date of grant, and the options expire ten years from the grant date. The Non-Employee Director's Plan provides that an option agreement may include a provision for permitting an optionee the right to deliver previously owned shares of Common Stock in partial or full payment for shares to be purchased upon exercise of an option. In 1995, the Director's Plan was amended to provide that each non-employee director who received a grant of an option on the date such person was elected a director would receive an additional option in the amount of 2,000 shares each time such person was elected for an additional term as a director. Pursuant to the Non-Employee Director's Plan, each current non-employee director initially received an option to purchase 10,000 shares of Common Stock at $6 per share and received options to purchase an aggregate of 12,000 shares at any average price of $16.56 upon their re-elections in 1995 through 2000. In October, 2000, all non-employee independent directors received a one-time grant of additional options to acquire 4,000 shares at a price of $7.00 per share. In 2000, in connection with their positions as Director as well as their functions as members of Committees of Non-Employee Independent Directors, Messrs. Masucci and Taylor were paid $29,000 and $58,000 respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   In August 1993, the Board of Directors established a Compensation Committee to review and approve the compensation levels of members of management, evaluate the performance of management, consider management succession and consider any related matters for the Company. The Committee is charged with reviewing with the Board of Directors in detail all aspects of compensation for the executive officers of the Company.

   The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include creating and preserving strong financial performance, increasing the assets of the Company, positioning the Company's assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value, and ensuring the survival of the Company. The accomplishment of these objectives is measured against conditions prevalent in the Industry within which the Company operates. In recent years these conditions reflect a highly competitive market environment and rapidly changing regional geographic and overall industry market conditions.

   The available forms of executive compensation include base salary, cash bonus awards and stock options. Each component is intended to serve the Compensation Committee's philosophy; however, performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its key employees in an effort to further instill stockholder considerations and values in the actions of all the key employees and executive officers.

   In furtherance of the Company's compensation philosophy and goal of employing, retaining and rewarding its executives who have demonstrated a desire and ability to lead the Company in the pursuit of its business objectives, the Company entered into Personal Service and Employment Agreements with the CEO and with Steven L. Scheinthal, Paul S. West and Richard E. Ervin (Messrs. Scheinthal, West and Ervin are collectively referred to as the "Additional Executives"). The employment agreements, which are discussed in more detail below, became effective as of January 1, 1998 and established the framework for the initial base salary payable to the CEO and each of the Additional Executives in 2000, established the number of options available to the CEO and each of the Additional Executives, and further provided for additional bonus awards under any bonus programs established by the Company and/or, based upon merit and Company performance, from the Compensation Committee. The employment agreements also provided for certain additional executive benefits and perquisites to be provided to each of the CEO and the Additional Executives.

   The employment agreements established the initial salary payable in 1998 for the CEO and each of the Additional Executives. Each executive officer's salary is thereafter reviewed at least annually and was reviewed in 2000. In establishing the initial salary payable to the CEO and the Additional Executives, the Compensation Committee considered a number of factors. The factors included a review and evaluation of the compensation and salary levels for similar level executives for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal years including progress made by the Company in increasing the number of restaurants, improving revenues, income and operating cash flows and progress made by the Company in product development and improvements in customer satisfaction. Based upon such considerations, the Compensation Committee determined the 2000 fiscal base salary levels to be fair and appropriate for the CEO and Additional Executives.

Respectfully submitted,

COMPENSATION COMMITTEE

James E. Masucci
Joe Max Taylor

                               ----------------

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. The members of the Compensation Committee had no other relationships with the Company requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.

            EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

   The Company has entered into Personal Service and Employment Agreements with the CEO and each of the Additional Executives which set forth the general terms and conditions of their employment for the period commencing January 1, 1998 through December 31, 2002. Each of the executives has the right to voluntarily terminate his employment upon 90 days' notice. Terms used herein are defined in each Executive's specific contract.

   Pursuant to the terms and provisions of the Personal Service and Employment Agreement between the Company and Mr. Fertitta (the "CEO's Agreement"), Mr. Fertitta has agreed to serve as President and Chief Executive Officer of the Company through December 31, 2002, and is subject to automatic five-year extensions. The CEO's Agreement provides that Mr. Fertitta will devote substantially all of his time and attention to the business and affairs of the Company and will receive, among other things, an annual base salary in an amount not less than $585,000, annual cash bonuses and stock options in amounts determined by the Compensation and Stock Option Committee. Mr. Fertitta is also entitled to a split-dollar life insurance policy and certain other benefits and perquisites, including use of a Company automobile and other transportation facilities, certain memberships, and matching charitable contributions. However, such split-dollar life insurance was not obtained for Mr. Fertitta during 2000.

   In the event Mr. Fertitta's employment is terminated as a result of his death or disability (as defined in the CEO's Agreement), he, or his legal representative, will be entitled to receive all compensation he would otherwise have been entitled to receive throughout the remaining term of the employment period as well as other death or disability benefits provided by the Company. In addition, any stock options shall immediately vest. In the event Mr. Fertitta's employment is terminated (i) by him other than for Good Reason, or (ii) by the Company for Cause, Mr. Fertitta will receive all accrued compensation and other amounts owed to him as of the date of termination. In the event Mr. Fertitta's employment is terminated (i) by the Company other than for Cause, (ii) by Mr. Fertitta for Good Reason or (iii) after a Change in Control, Mr. Fertitta will be entitled to receive; (a) a lump sum payment of $3,000,000 in consideration of his agreement not to compete with the Company, (b) an amount equal to two years' base salary, (c) an additional lump sum payment in lieu of the split-dollar life insurance policy, and (d) a continuation of certain other employee benefits.

   The provisions of the Personal Service and Employment Agreements of the Additional Executives (the "Additional Executive Agreements") are substantially similar, differing only with respect to the specific amounts or value of certain items of compensation to which each Additional Executive is entitled. Under the Additional Executive Agreements, the Additional Executives will receive the following minimum annual base salaries: Mr. Scheinthal- $185,000; Mr. West-$180,000; and Mr. Ervin-$120,000. Each Additional Executive is entitled to cash bonuses, stock options, split-dollar life insurance, matching charitable contributions and certain other benefits and perquisites in addition to those made available to the Company's management generally.

   In the event an Additional Executives' employment is terminated as a result of his death or disability, he, or his legal representative, will receive his base salary throughout the remainder of the term, as well as benefits provided by the Company. In addition, any stock options that the Additional Executive received will immediately vest. In the event an Additional Executive's employment is terminated (i) by him other than for Good Reason or (ii) by the Company for Cause, the Additional Executive shall only be entitled to receive accrued compensation and unpaid expenses through his termination date. In the event an Additional Executive's employment is terminated by the Company other than for Cause, the Additional Executive shall be entitled to receive, his base salary for a period of twelve months and maintenance of all insurance benefits. In the event any Additional Executive's employment is terminated following a Change in Control, the Additional Executive will: (i) receive a lump sum payment in consideration of his agreement not to compete in the following respective amounts: Mr. Scheinthal-$1,500,000; Mr. West-$1,500,000 and Mr. Ervin-$750,000, (ii) receive those benefits as he would have otherwise been entitled to receive had he been terminated by the Company other than for Cause, (iii) have all stock options not yet vested immediately vest, and (iv) receive a continuation of certain other employee benefits.

                               PERFORMANCE GRAPH

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the previous Report of the Compensation Committee of Landry's Seafood Restaurants, Inc. on Executive Compensation shall not be incorporated by reference into any such filings.

   The following line graph compares the Company's cumulative total stockholder return with the cumulative total stockholder return of the Dow Jones Global Index and the Dow Jones Restaurant Index for the period from January 1, 1996 through December 31, 2000, assuming in each case an initial investment of $100 on January 1, 1996:

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
          LANDRY'S SEAFOOD RESTAURANTS, INC., DOW JONES GLOBAL INDEX
                        AND DOW JONES RESTAURANT INDEX

                              [Performance Graph]

                          01/01/96 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                          -------- -------- -------- -------- -------- --------
Dow Jones Global Index..    100      120      159      201      239      215
Dow Jones Restaurant....    100      101      104      156      153      143
Landry's Seafood
 Restaurants, Inc.......    100      125      141       44       51       58

                             CERTAIN TRANSACTIONS

   The policy of the Company is, to the extent practicable, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. In any event, any such transactions will be entered into on terms no less favorable to the Company than could be obtained from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company.

   Effective January 1, 1996, the Company entered into a Consulting Service Agreement (the "Agreement") with Fertitta Hospitality, L.L.C. ("Fertitta Hospitality"), which is jointly owned by the Chairman and Chief Executive Officer of the Company and his wife. Pursuant to the Agreement, the Company provides limited services to Fertitta Hospitality with respect to management and operational matters, administrative, personnel and transportation matters. The Company receives a fee of $2,500 per month under the Agreement plus the reimbursement of all out-of-pocket expenses and such additional compensation as may be agreed upon. The Agreement provides for a one-year term, which is automatically renewed unless either party terminates the Agreement upon 30 days' written notice to the other party. The Consulting Services Agreement was entered into between related parties and was not the result of arm's-length negotiations. Accordingly, the terms of this transaction may have been more or less favorable to the Company than might have been obtained from unaffiliated third parties. The Company believes that the terms of the transaction were at least as favorable to the Company as that which could have been obtained in arm's-length transactions with an unaffiliated party.

   During 2000, in connection with the Company's initial attempt to acquire Rainforest Cafe and the concurrent bank syndicate loan approval and renewal negotiation, the Company obtained a commitment and funding for an unsecured bridge loan of $10.0 million from the Chairman and Chief Executive Officer of the Company. The Company paid a commitment fee of $125,000 and interest of $172,000 related to the bridge loan, which were lower than the amounts requested by the Company's lead syndicate bank for such a facility. The loan was fully repaid after the Company's initial merger agreement was terminated.

   In 1998, the Company entered into an agreement with 610 Loop Venture, LLC, a company wholly owned by the Chairman and Chief Executive Officer of the Company, whereby, the Company would sell to 610 Loop Venture, a 4-acre undeveloped land tract at a third-party appraised value of $5,400,000 (approximately $700,000 more than the original purchase price paid by the Company), and 610 Loop Venture would construct a condominium hotel/office project on the land. In 1999, the agreement was amended and the Company entered into a ground lease agreement with 610 Loop Venture for approximately one-third of the undeveloped tract. The ground lease is for a term of five years with one option renewal period. Under the terms of the ground lease, 610 Loop Venture pays the Company base rent of $12,000 per month plus pro-rata real property taxes and insurance. During 2000, at the request of the Company, 610 Loop Venture and the Company reached an agreement terminating the condominium hotel/office project to permit the Company to build its own office building. 610 Loop Venture has retained the option to purchase certain property based upon an appraised value.

                            AUDIT COMMITTEE MATTERS

   The Board has established an Audit Committee comprised entirely of independent directors, as defined in the New York Stock Exchange Listed Company Manual. Upon the recommendation of the Audit Committee and in compliance with regulations of the New York Stock Exchange, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings (including the need for meetings in executive session) and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth in Exhibit A to this proxy statement.

   In addition, in accordance with regulations of the SEC, the Audit Committee has issued the following report.

          Audit Committee Report for the Year Ended December 31, 2000

To Our Stockholders:

   Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. On behalf of the Board of Directors, the Audit Committee monitors the Company's financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal auditors.

   Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Committee has discussed any items required to be communicated to it by the independent accountants in accordance with standards established by the American Institute of Certified Public Accountants.

   The Audit Committee has received from the independent accountants a report describing any relationships with the Company that may bear on their independence and has discussed with the independent accountants the accountants' independence from the Company and its management. The Committee has reviewed the audit fees of the independent accountants. It has also reviewed non-audit services and fees to assure compliance with the Company's and the Committee's policies restricting the independent accountants from performing services that might impair their independence.

   The Audit Committee discussed with the Company's internal auditors and independent accountants the overall scope of and plans for their respective audits. The Committee has met with the internal auditors and the independent accountants, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The Committee has reviewed significant audit findings prepared by the independent accountants and those prepared by the internal auditors, together with management's responses.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Respectively submitted,

AUDIT COMMITTEE

James E. Masucci
Joe Max Taylor

                               ----------------

                            INDEPENDENT ACCOUNTANTS

   For 2000, the Audit Committee considered whether the provision of non-audit services by Arthur Andersen LLP ("Andersen") was compatible with maintaining Andersen's independence and concluded that it was. Andersen has been the independent accountant of the Company since 1992. A representative of Andersen will be present at the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so.

                         Independent Accountants' Fees

                                  Audit Fees

   Aggregate fees, including out-of-pocket expenses, for professional services rendered by the Company's auditors in connection with (i) the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000, and (ii) the limited reviews of the Company's unaudited condensed consolidated interim financial statements as of March 31, 2000, June 30, 2000, and September 30, 2000 were $182,000.

         Financial Information Systems Design and Implementation Fees

   The Company did not incur any auditor fees for directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network or designing or implementing any hardware or software system.

                                All Other Fees

   In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $568,000 were paid to the Company's auditors during the year ended December 31, 2000, primarily for the following professional services: tax-related services ($485,000); due diligence for acquisitions ($46,700); and other non-recurring audit services ($37,000).

                             STOCKHOLDER PROPOSALS

   Any stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than January , 2002. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

   The solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

   If any other matters shall come before the Annual Meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the Annual Meeting.

                                   FORM 10-K

   The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Steven L. Scheinthal, Secretary, Landry's Seafood Restaurants, Inc., 1510 West Loop South, Houston, Texas 77027. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefore addressed to Mr. Scheinthal.

   EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                       By Order of the Board of Directors,
                                       /s/ Steven L. Scheinthal
                                       Steven L. Scheinthal,
                                       Secretary

May  , 2001

                                   EXHIBIT A

                      LANDRY'S SEAFOOD RESTAURANTS, INC.

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

   The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

  5. Meet periodically with the management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  7. Recommend to the board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  8.  Approve the fees to be paid to the independent auditor.

  9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  10. Evaluate together with the Board the performance of the independent auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  11. Review the appointment and replacement of the senior internal auditing executive.

  12. Review the significant reports to management prepared by the internal auditing department and management's responses.

  13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

  14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiaries and affiliated entities are in conformity with applicable legal requirements.

  16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:
     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     b. Any changes required in the planned scope of the internal audit.

     c. The internal audit department responsibilities, budget and staffing.

  18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations.

                       LANDRY'S SEAFOOD RESTAURANTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Tilman J. Fertitta, Steven L. Scheinthal and Paul S. West or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Landry's Seafood Restaurants, Inc., to be held at Willie G's Seafood and Steak House, 1605 Post Oak Blvd., Houston, Texas, on June 5, 2001, at 11 a.m., local time, and any adjournment or adjournments thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

     To vote in accordance with the Board of Directors' recommendations, just sign the reverse side; no boxes need be checked.

                  (Continued and to be signed on reverse side)

     PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON A POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       LANDRY'S SEAFOOD RESTAURANTS, INC.

                                 June 5, 2001

Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.

1.  Election of      FOR ALL     WITHHOLD AUTHORITY TO VOTE
    Directors       NOMINEES      FOR ALL NOMINEES LISTED BELOW
                       [ ]                   [ ]

    Nominees:  Tilman J. Fertitta
    Steven L. Scheinthal
    Paul S. West
    James E. Masucci
    Joe Max Taylor

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above)

2.  Corporate Name Change        FOR     AGAINST  ABSTAIN
                                 [__]     [__]     [__]

3. In their discretion, upon such other matters as properly come before the meeting.

     When properly executed, this proxy will be voted as designated hereon by the undersigned. If no choice is specified, the proxy will be voted "FOR" the election of all nominees for Director listed hereon, "FOR" the corporate name change, and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

                    PLEASE DO NOT FOLD OR MUTILATE THIS CARD

     NOTE: Please sign exactly as your name appears on this card. On joint accounts, each joint holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

SIGNATURE ___________________________________ DATE _______________, 2001

SIGNATURE ___________________________________ DATE _______________, 2001